UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                    _________________________________

                                 FORM 8-K

                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   May 11, 2005


                           THE KINGSLEY COACH, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        Delaware                  0-21733                23-3003600
-----------------------------------------------------------------------------
 (State of Incorporation)      (Commission File          (IRS Employer
                                Number)                   Identification No.)


                   25820 7th Street W, Zimmerman, MN 55398
                   ---------------------------------------
                   (Address of principal executive offices)

                               (800) 445-2918
                        -----------------------------
                        Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 11, 2005 George O.R. Carlson, James Whitehead and Verdo Lancaster resigned from their positions as members of the Board of Directors of Kingsley Coach. Effective that same day, the Board elected John Merkent, Edward Kelly and Jerome Carlson to serve as members of the Board of Directors. At the same time, Ralph Dickenson resigned from his position as Chairman, Chief Executive and Chief Financial Officer of Kingsley Coach, and Verdo Lancaster resigned from his position as Vice President of Kingsley Coach. The Board elected John Merkent to serve as Chairman, which is the Chief Executive Officer and Chief Financial Officer of the Company, and as President.

     The following are now the executive officers and directors of Kingsley
Coach:

                                                            Director
     Name           Age  Position with the Company          Since
     -----------------------------------------------------------------
     John Merkent    48   Chairman (CEO, CFO), President
                           Director                          2005
     Edward Kelly    48   Chief of Operations, Director      2005
     Jerome Carlson  33   Chief of Production, Director      2005
     Ralph Dickenson 64   Director                           1998
     Catherine Rimes 43   Director                           1998

     John Merkent. Mr. Merkent has been involved in the business of Kingsley Coach since December 2003, first as a management consultant and subsequently as Director of Corporate Development. From 2002 to 2003 Mr. Merkent was self-employed as a management and financial consultant to small public companies. From 1999 to 2002 Mr. Merkent was a Principal of Glen Michael Financial, a registered securities broker-dealer.

     Edward Kelly. Mr. Kelly has been working with Kingsley Coach as an operations consultant since the Fall of 2004. From 2003 until May 11, 2005, when he joined Kingsley Coach as Chief of Operations, Mr. Kelly was self-employed as a consultant regarding civil engineering, software and information systems. For the four years prior to 2003 Mr. Kelly was a full-time student.

     Jerome Carlson. Mr. Carlson has been employed as an engineer with Kingsley Coach for over five years. Mr. Carlson is the nephew of Ralph Dickenson and cousin of Catherine Dickenson, who are members of the Kingsley Coach Board of Directors.

     Ralph Dickenson. Mr. Dickenson founded Kingsley Coach in 1996 and served as its Chairman from 1996 until May 11, 2005. Except for the period from March of 2000 until March of 2001, Mr. Dickenson also served as our Chief Executive Officer. Mr. Dickenson is the father of Catherine Rimes and uncle of Jerome Carlson, who are members of the Board of Directors.

     Catherine Dickenson. Ms. Dickenson has been employed by Kingsley Coach as an administrator on a part-time basis since 2004. Since 1998 Ms. Dickenson has been self-employed as a horse rancher. From 1994 to 1997, Ms. Rimes served as President of Brake Alert, Inc., which was engaged in the business of
manufacturing and marketing parts for transportation equipment.    Ms.
Dickenson is the daughter of Ralph Dickenson and cousin of Jerome Carlson, who are members of the Board of Directors.

Recent Transactions

     In December 2003 Kingsley Coach entered into a consulting agreement with John Merkent. The agreement provided that for a period of one year Mr. Merkent would provide consulting services in the areas of strategic planning, marketing, finance and personnel. In compensation for his services Kingsley Coach issued one million shares of common stock to Mr. Merkent.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE KINGSLEY COACH, INC.


Dated: May 13, 2005                By:/s/ John Merkent
                                   ---------------------------
                                   John Merkent
                                   Chief Executive Officer